Exhibit 32.1

CERTIFICATION OF THE OPERATING COMMITTEE

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Phoenix Technologies, Ltd. for the quarter ended June 30, 2006 (the “Report”), we, the Operating Committee of Phoenix Technologies, Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

August 9, 2006	By:	THE OPERATING COMMITTEE
Date
	By:	/s/ DAVID L. GIBBS
David L. Gibbs
Senior Vice President and General Manager of World Wide Field Operations

	By:	/s/ SCOTT C. TAYLOR
Scott C. Taylor
Senior Vice President and General Counsel

	By:	/s/ DAVID P. EICHLER
David P. Eichler
Senior Vice President and Chief Financial Officer